SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WisdomTree Trust

(Exact name of the fund as specified in its Trust Instrument)

Delaware	81-0729300 81-0732705 81-0751919 81-0709911
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

245 Park Avenue, 35th Floor New York, NY 10167

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund	BATS Exchange, Inc.
WisdomTree Dynamic Currency Hedged International Equity Fund	BATS Exchange, Inc.
WisdomTree Dynamic Currency Hedged Japan Equity Fund	BATS Exchange, Inc.
WisdomTree Dynamic Currency Hedged Europe Equity Fund	BATS Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-132380

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value, of each series of WisdomTree Trust (the “Trust”) to be registered hereunder is set forth in the Post-Effective Amendment No. 501, 502, 503 and 504 respectively, to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-132380; 811-21864) with respect to the series as filed with the Securities and Exchange Commission on January 5, 2016.

The series of the Trust that are registering securities, and their I.R.S. Employer Identification Number, are, respectively as follows:

WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund	81-0729300
WisdomTree Dynamic Currency Hedged International Equity Fund	81-0732705
WisdomTree Dynamic Currency Hedged Japan Equity Fund	81-0751919
WisdomTree Dynamic Currency Hedged Europe Equity Fund	81-0709911

Item 2:	Exhibits.

1. The Trust’s Trust Instrument dated December 15, 2005 (“Trust Instrument”) is incorporated herein by reference to
Exhibit (a)(1) to Post-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-132380;
811-21864), as filed with the Securities and Exchange Commission on July 26, 2006.

2. The Trust’s By-Laws are incorporated herein by reference to Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-132380; 811-21864), as filed with the Securities and Exchange Commission on March 13, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 5th day of January 2016.

WisdomTree Trust

By:	/s/ Ryan Louvar
Name:	Ryan Louvar
Title:	Secretary